Exhibit 99.1 Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
January 31, 2022	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

ENERGIZER HOLDINGS, INC. DECLARES QUARTERLY DIVIDENDS

ON ITS COMMON AND PREFERRED STOCK

ST. LOUIS, January 31, 2022 -- Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors declared dividends on its common stock of $0.30 per share. The dividend will be payable on March 16, 2022 to shareholders of record as of the close of business on February 22, 2022.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. ("Energizer", NYSE: ENR), headquartered in St. Louis, Missouri, is one of the world's largest manufacturers and distributors of primary batteries, portable lights, and auto care appearance, performance, refrigerant, and fragrance products. Our portfolio of globally recognized brands includes Energizer®, Armor All®, Eveready®, Rayovac®, STP®, Varta®, A/C Pro®, Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL®, Eagle One®, Nu Finish®, Scratch Doctor®, and Tuff Stuff®. As a global branded consumer products company, Energizer's mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.